UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2007 (November 8, 2007)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in our joint proxy statement dated October 2, 2007, each executive officer of GlobalSantaFe Corporation (“GlobalSantaFe”) holds cash-based performance units that were awarded by GlobalSantaFe in 2005. Pursuant to their original governing instruments, the performance units each have a $25 cash target value and will pay out at, above or below $25 (with a $0 minimum and a $50 maximum) depending on GlobalSantaFe’s performance during a three-year performance period ending December 31, 2007, as measured by GlobalSantaFe’s return on invested capital and total shareholder return relative to a peer group of its competitors. Pursuant to their governing instruments, all performance units that are outstanding at the time of GlobalSantaFe shareholder approval of our proposed combination with Transocean Inc. will be paid (a) at the $25 target value if shareholder approval occurs during 2007, such payment to be made on the date of such approval, or (b) at the value determined by GlobalSantaFe’s actual performance during the three-year performance period if shareholder approval occurs after 2007, such payment to be made as soon as practicable after December 31, 2007, but, pursuant to the merger agreement with Transocean Inc. and its wholly-owned subsidiary, no later than March 14, 2008. The merger agreement provided that all outstanding performance units may instead be paid by March 14, 2008 at the value determined by GlobalSantaFe’s actual performance during that portion of the three-year performance period ending immediately prior to the effective time of the merger if approved by GlobalSantaFe’s compensation committee, ratified by its independent directors with respect to its Chief Executive Officer and, if payment was made after shareholder approval of the merger, consented to by the performance unit holders.

In order that payment of the performance units would not be made on the date of shareholder approval, on November 8, 2007, GlobalSantaFe entered into amendments with the holders of performance units to remove the provision that provided that the approval by the shareholders of GlobalSantaFe of certain transactions, which would have included the proposed combination with Transocean, Inc., constituted a change in control with respect to the performance units, to provide that the performance units would not be forfeited upon a termination that follows such approval by shareholders, and to further provide that a change in control thereunder occurs upon a “change in ownership or effective control” as defined in Section 409A of the Internal Revenue Code of 1986, as amended.

As previously disclosed in our joint proxy statement, if the performance units were to become payable at the $25 target value upon shareholder approval of our proposed combination with Transocean Inc. in 2007, the value of the performance units held by each executive officer would be as follows: Ms. Richard—$235,000; Mr. Marshall—$925,000; Mr. Ralls—$487,500; Mr. Dawson—$274,500; Mr. Herrin—$40,000; Mr. Hunt—$312,500; Mr. McCulloch—$387,500; Mr. Morrison—$42,700; and Mr. Simmons—$250,000.

The foregoing summary of the amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

Our news release dated November 9, 2007, concerning the vote of our shareholders to approve our proposed combination with Transocean Inc., attached as Exhibit 99.1 to this report, is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit No.	Description
10.1	GlobalSantaFe Corporation Amendment to Terms and Conditions of Performance Units (2005-2007 Cycle)

99.1	Press Release Regarding Shareholder Vote to Approve Pending Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: November 13, 2007	By	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and Associate General Counsel

Index to Exhibits

Exhibit Number	Description
10.1	GlobalSantaFe Corporation Amendment to Terms and Conditions of Performance Units (2005-2007 Cycle)

99.1	Press Release Regarding Shareholder Vote to Approve Pending Merger